Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT:	Barbara K. Baker	FOR IMMEDIATE RELEASE
(248) 258-7367
www.taubman.com

TAUBMAN CENTERS ANNOUNCES STRONG SECOND QUARTER RESULTS

•	Adjusted FFO Per Share Up 17.3%
•	Company Increases Guidance
•	Tenant Sales Per Square Foot Up 8.5%
•	39 Consecutive Months of Tenant Sales Increases

BLOOMFIELD HILLS, Mich., July 27, 2006 – Taubman Centers, Inc. (NYSE:TCO) today announced strong financial results for the second quarter 2006 and increased guidance for the year.

Net income (loss) allocable to common shareholders per diluted share (EPS) was $(0.05) for the quarter ended June 30, 2006 versus $(0.09) for the quarter ended June 30, 2005. EPS for the six months ended June 30, 2006 was $0.05 per diluted common share, versus $(0.04) per diluted common share for the first six months of 2005.

Taubman Centers’ Adjusted Funds from Operations (FFO) per diluted share was $0.61 for the quarter ended June 30, 2006, an increase of 17.3 percent from $0.52 per diluted share for the same period last year. For the six months ended June 30, 2006, Adjusted FFO per diluted share was $1.23, up 12.8 percent from $1.09 for the first six months of 2005. Adjusted FFO excludes financing-related charges that were incurred during the first and second quarters of 2006.

Taubman Centers’ FFO per diluted share was $0.55 for the quarter ended June 30, 2006, an increase of 5.8 percent from $0.52 per diluted share for the second quarter of 2005. For the six months ended June 30, 2006, FFO per diluted share was $1.15, up 5.5 percent from $1.09 for the first six months of 2005.

“This strong performance was due to growth in rents and recoveries at our centers, the continuing contribution from last year’s opening of Northlake Mall (Charlotte, N.C.), increased land sale gains during the quarter and interest income from the cash on our balance sheet,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.

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Robust Tenant Sales

Mall tenant sales per square foot gained momentum during the second quarter, increasing 8.5 percent for the quarter and 6.9 percent for the year-to-date period. “We’ve now experienced strong sales performance at our centers for over three years,” said Mr. Taubman. “Clearly consumers are continuing to favor our regional malls. During this quarter, the categories of women’s apparel and accessories, children’s apparel, jewelry, electronics and sit down restaurants showed double-digit sales per square foot growth across our portfolio. This sales strength continues to drive retailer confidence and leasing in our centers.”

Leased space at June 30, 2006 was 91.8 percent, up 0.9 percent from June 30, 2005. Total occupancy for the portfolio was 89.0 percent at June 30, 2006, up 0.3 percent from June 30, 2005.

Strong Balance Sheet

During May, the company refinanced Cherry Creek Shopping Center (Denver, Colo.). The new $280 million, 10-year non-recourse, interest-only loan carries an interest rate of 5.24 percent and was used to pay off the existing $173 million 7.68 percent loan.

Also during the quarter, the company redeemed its $113 million 8.30% Series A Preferred Stock with Series I Preferred Stock and at the end of the quarter, redeemed that issue with available cash. The company incurred a charge of $4.7 million (or $0.055 FFO per share) during the second quarter representing the difference between the carrying values and redemption prices of each issue. In future periods, these transactions are expected to increase FFO per share by $0.03 to $0.04 per annum, as the preferred stock has been replaced with lower cost debt. The company continues to have $217 million of other classes of preferred equity outstanding.

“At June 30, we reported $79 million of cash on our balance sheet,” said Lisa A. Payne, vice chairman and chief financial officer of Taubman Centers. “In August, we plan to repay the existing $140 million floating rate loan on Dolphin Mall (Miami, Fla.) with available cash and a portion of our currently unused $390 million credit facilities. This culminates our efforts to reduce floating rate debt, which subsequent to the Dolphin Mall payoff will be approximately 4 percent of our total debt. Our average fixed interest rate is currently 5.67 percent and we have a laddered maturity schedule that extends to 2016. These transactions clearly demonstrate how strong real estate with growing cash flows generates capital.”

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The Pier at Caesars Opens

The Pier at Caesars (Atlantic City, N.J.) opened its doors in late June. This center, built on a pier 900 feet into the Atlantic Ocean is steadily rolling out additional stores and restaurants throughout the summer and into the fall. At its completion, The Pier at Caesars will be home to over 100 mid to high-end luxury retailers and restaurants. The center has 35 stores open to date including Gucci, Coach, Louis Vuitton, Bottega Veneta, Salvatore Ferragamo and Tourneau. Openings next week include Tiffany & Co., Apple, Armani Exchange and several others. The Pier will also offer an exciting restaurant lineup including Stephen Starr’s Buddakan and The Continental, Jeffrey Chodorow’s rumjungle, and Patrick Lyon’s Game On, Sonsie and The Trinity Pub. The center is over 95 percent leased and committed and is anticipated to be about 80 percent occupied by year end. Taubman Centers will have a 30 percent interest in The Pier, a project that will transform Atlantic City’s retail and dining experience.

Increased Guidance

The company is increasing its guidance for 2006 FFO per share to the range of $2.43 to $2.48 and Adjusted FFO per share to the range of $2.52 to $2.57. Adjusted FFO excludes financing-related charges for the paydown of The Shops at Willow Bend (Plano, Texas) loans in the first quarter, the refinancing of the 8.30% Series A Preferred Stock and the payoff of the Series I Preferred Stock in the second quarter, and a previously announced $1 million charge relating to the payoff of the loan on Dolphin Mall anticipated in the third quarter.

Net Income (loss) allocable to common shareholders for the year is expected to be in the range of $0.36 to $0.57 per share.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.” This includes the following:

•	Income Statements
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Income, Other Operating Expense and Gains on Land Sales and Interest Income
•	Balance Sheets
•	Debt Summary
•	Other Debt and Equity Information
•	Construction and Center Openings
•	Capital Spending
•	Divestitures
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio

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Investor Conference Call

The company will host a conference call on July 28 at 10:00 a.m. (EDT) to discuss these results and will simulcast the conference call at www.taubman.com under “Investor Relations” as well as www.earnings.com and www.streetevents.com. The online replay will follow shortly after the call and continue for approximately 90 days. In addition, the conference call will be available as a podcast at www.reitcafe.com.

Taubman Centers, Inc., a real estate investment trust, owns and/or manages 23 urban and suburban regional and super regional shopping centers in 11 states. In addition, The Mall at Partridge Creek is under construction and scheduled to open in October 2007. Taubman Centers is headquartered in Bloomfield Hills, Mich.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
Table 1 — Summary of Results
For the Three and Six Months Ended June 30, 2006 and 2005

(in thousands of dollars, except as indicated)

	Three Months Ended June 30		Six Months Ended June 30

	2006	2005	2006	2005

Income before minority and preferred interests (1)	20,972	11,227	42,380	29,443
Minority share of consolidated joint ventures (2)	(3,671)	(10)	(4,132)	(16)
Minority share of income of TRG (2)	(2,780)	(2,364)	(8,497)	(7,529)
Distributions in excess of minority share of income of TRG	(6,115)	(6,602)	(9,296)	(10,612)
TRG preferred distributions	(615)	(615)	(1,230)	(1,230)
Net income	7,791	1,636	19,225	10,056
Preferred dividends (3)	(10,403)	(6,150)	(16,406)	(12,300)
Net income (loss) allocable to common shareowners	(2,612)	(4,514)	2,819	(2,244)
Net income (loss) per common share - basic and diluted	(0.05)	(0.09)	0.05	(0.04)
Beneficial interest in EBITDA - consolidated businesses (4) (5)	71,926	57,970	144,629	118,838
Beneficial interest in EBITDA - unconsolidated joint ventures (4) (5)	21,389	26,278	43,757	52,946
Funds from Operations (4)	45,410	42,562	94,530	89,134
Funds from Operations allocable to TCO (4)	29,563	26,522	61,145	55,053
Funds from Operations per common share - basic (4)	0.56	0.52	1.17	1.10
Funds from Operations per common share - diluted (4)	0.55	0.52	1.15	1.09
Weighted average number of common shares outstanding-basic	52,782,144	50,520,169	52,456,890	50,084,438
Weighted average number of common shares outstanding -diluted	52,782,144	50,520,169	52,701,933	50,084,438
Common shares outstanding at end of period	52,786,236	50,697,418
Weighted average units - Operating Partnership - basic	81,076,833	81,074,086	81,076,598	81,054,654
Weighted average units - Operating Partnership - diluted	82,215,216	81,956,693	82,192,903	82,005,515
Units outstanding at end of period - Operating Partnership	81,078,342	81,074,098
Ownership percentage of the Operating Partnership at end of period	65.1%	62.5%
Number of owned shopping centers at end of period	22	21	22	21

Operating Statistics (6):
Mall tenant sales	989,275	913,408	1,916,414	1,799,299
Mall tenant sales - comparable (7)	943,352	878,807	1,824,544	1,721,213
Ending occupancy (8)	89.0%	88.7%	89.0%	88.7%
Ending occupancy - comparable (7) (8)	88.7%	88.7%	88.7%	88.7%
Average occupancy (8)	88.7%	88.5%	88.5%	88.5%
Average occupancy - comparable (7) (8)	88.6%	88.6%	88.5%	88.6%
Leased space at end of period (8)	91.8%	90.9%	91.8%	90.9%
Leased space at end of period - comparable (7) (8)	91.6%	91.0%	91.6%	91.0%
Mall tenant occupancy costs as a percentage of tenant sales-consolidated businesses (5)	15.6%	15.9%	15.6%	15.9%
Mall tenant occupancy costs as a percentage of tenant sales-unconsolidated joint ventures (5)	13.4%	14.3%	13.6%	14.4%
Rent per square foot - consolidated businesses (5) (7)	43.28	41.72	43.22	41.60
Rent per square foot - unconsolidated joint ventures (5) (7)	41.12	42.64	41.48	42.62

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(1)	Income before minority and preferred interests for the six months ended June 30, 2006 includes a $2.1 million charge incurred in connection with the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend prior to their maturity date.

(2)	Because the net equity balances of the Operating Partnership and the outside partners in certain consolidated joint ventures are less than zero, the income allocated to the minority and outside partners during the three months and six months ended June 30, 2006 and 2005 is equal to their share of distributions. The net equity of these minority partners is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(3)	Preferred dividends for the three and six months ended June 30, 2006 include charges of $4.0 million and $0.6 million incurred in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively.

(4)	Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company’s operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

As previously reported for 2005, because of a change in the Company’s business practice to offer its tenants the option to pay a fixed charge or pay their share of common area maintenance (CAM) costs and related change to contractual terms of leases, the Company began adding back in the fourth quarter of 2005 all depreciation on CAM assets to calculate EBITDA and FFO, including depreciation on CAM assets that were recovered from tenants in the period of acquisition and depreciated over the recovery period. The Company has restated previously reported amounts in order to be comparable with 2006 amounts. For the three months ended June 30, 2006 and 2005, TRG’s beneficial interest in the depreciation of center replacement assets that were reimbursed in the period of acquisition for its Consolidated Businesses and Unconsolidated Joint Ventures was $1.4 million and $0.6 million, respectively (in total, $0.025 per share) and $1.8 million and $0.3 million, respectively (in total, $0.025 per share). For the six months ended June 30, 2006 and 2005, TRG’s beneficial interest in the depreciation of center replacement assets that were reimbursed in the period of acquisition for its Consolidated Businesses and Unconsolidated Joint Ventures was $1.5 million and $0.7 million, respectively (in total, $0.025 per share) and $2.0 million and $0.6 million, respectively (in total, $0.030 per share). The Company’s share of depreciation on all CAM capital expenditures, which were previously included as a component of recoverable expenses, was $3.8 million and $4.0 million for the three months ended June 30, 2006 and 2005, respectively, and $5.7 million and $6.4 million for the six months ended June 30, 2006 and 2005, respectively.

(5)	The results of Cherry Creek Shopping Center are presented within the Consolidated Businesses for periods beginning January 1, 2006, as a result of the Company’s adoption of EITF 04-5. Results of Cherry Creek prior to 2006 are included within the Unconsolidated Joint Ventures.

(6)	All operating statistics exclude The Pier at Caesars, which opened in late June 2006.

(7)	Statistics exclude Northlake Mall, Waterside Shops at Pelican Bay, and Woodland. 2005 statistics have been restated to include comparable centers to 2006.

(8)	Statistics include anchor spaces at value centers (Arizona Mills, Dolphin Mall, and Great Lakes Crossing).

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TAUBMAN CENTERS, INC.
Table 2 — Income Statement (1)
For the Quarters Ended June 30, 2006 and 2005

(in thousands of dollars)

	2006		2005

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (2)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (2)

REVENUES:
Minimum rents	76,587	35,896	63,300	46,024
Percentage rents	709	786	721	343
Expense recoveries	52,152	20,427	41,222	24,239
Management, leasing and development services	3,160		3,334
Other	6,668	1,175	8,629	1,786

Total revenues	139,276	58,284	117,206	72,392

EXPENSES:
Maintenance, taxes and utilities	40,485	14,237	32,161	17,704
Other operating	16,476	5,919	16,164	7,192
Management, leasing and development services	1,527		2,125
General and administrative	7,546		7,786
Interest expense	31,871	13,353	26,492	16,742
Depreciation and amortization (3)	33,315	10,242	33,570	12,312

Total expenses	131,220	43,751	118,298	53,950

Gains on land sales and interest income	5,504	270	2,947	162

	13,560	14,803	1,855	18,604

Equity in income of Unconsolidated Joint Ventures	7,412		9,372

Income before minority and preferred interests	20,972		11,227
Minority and preferred interests:
TRG preferred distributions	(615)		(615)
Minority share of consolidated joint ventures	(3,671)		(10)
Minority share of income of TRG	(2,780)		(2,364)
Distributions in excess of minority share of income of TRG	(6,115)		(6,602)

Net income	7,791		1,636
Preferred dividends (4)	(10,403)		(6,150)

Net income (loss) allocable to common shareowners	(2,612)		(4,514)

SUPPLEMENTAL INFORMATION (5):
EBITDA - 100%	78,746	38,398	61,917	47,658
EBITDA - outside partners' share	(6,820)	(17,009)	(3,947)	(21,380)

Beneficial interest in EBITDA	71,926	21,389	57,970	26,278
Beneficial interest expense	(28,658)	(7,617)	(25,108)	(9,318)
Non-real estate depreciation	(612)		(495)
Preferred dividends and distributions	(11,018)		(6,765)

Funds from Operations contribution	31,638	13,772	25,602	16,960

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	153	298	307	206

(1)	The results of Cherry Creek Shopping Center are presented within the Consolidated Businesses for periods beginning January 1, 2006, as a result of the Company’s adoption of EITF 04-5. Results of Cherry Creek prior to 2006 are included within the Unconsolidated Joint Ventures. In addition, in 2006 the Company modified its income statement presentation for depreciation of center replacement assets, revenues and expense related to marketing and promotion services, and gains on land sales and interest income. As a result, certain reclassifications have been made to prior year amounts to conform to current year classifications.

(2)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(3)	Included in depreciation and amortization of the Consolidated Businesses and Unconsolidated Joint Ventures (both at 100%) are $3.0 million and $1.4 million, respectively, of depreciation of center replacement assets for the three months ended June 30, 2006, and $3.3 million and $1.5 million, respectively, for the three months ended June 30, 2005.

(4)	Preferred dividends for the three months ended June 30, 2006 include charges of $4.0 million and $0.6 million incurred in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively.

(5)	In order to be comparable to 2006 amounts, EBITDA and FFO for the three months ended June 30, 2005 have been restated from amounts previously reported to include an add-back of depreciation of center replacement assets reimbursed in the period of acquisition. See Note 4 to Table 1 of this release.

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TAUBMAN CENTERS, INC.
Table 3 — Income Statement (1)
For the Year to Date Periods Ended June 30, 2006 and 2005

(in thousands of dollars)

	2006		2005

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (2)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (2)

REVENUES:
Minimum rents	152,582	70,430	126,378	91,265
Percentage rents	3,599	1,714	2,417	1,662
Expense recoveries	97,045	38,499	78,782	47,111
Management, leasing and development services	6,083		5,534
Other	17,988	5,965	16,252	4,825

Total revenues	277,297	116,608	229,363	144,863

EXPENSES:
Maintenance, taxes and utilities	75,283	27,619	62,159	33,737
Other operating	33,071	11,161	29,589	14,866
Management, leasing and development services	3,045		3,320
General and administrative	14,470		13,745
Interest expense(3)	66,154	26,595	52,032	33,517
Depreciation and amortization (4)	66,704	20,424	63,069	25,892

Total expenses	258,727	85,799	223,914	108,012

Gains on land sales and interest income	7,927	522	5,552	274

	26,497	31,331	11,001	37,125

Equity in income of Unconsolidated Joint Ventures	15,883		18,442

Income before minority and preferred interests	42,380		29,443
Minority and preferred interests:
TRG preferred distributions	(1,230)		(1,230)
Minority share of consolidated joint ventures	(4,132)		(16)
Minority share of income of TRG	(8,497)		(7,529)
Distributions in excess of minority share of income of TRG	(9,296)		(10,612)

Net income	19,225		10,056
Preferred dividends (5)	(16,406)		(12,300)

Net income (loss) allocable to common shareowners	2,819		(2,244)

SUPPLEMENTAL INFORMATION (6):
EBITDA - 100%	159,355	78,350	126,102	96,534
EBITDA - outside partners' share	(14,726)	(34,593)	(7,264)	(43,588)

Beneficial interest in EBITDA	144,629	43,757	118,838	52,946
Beneficial interest expense	(59,864)	(15,173)	(49,382)	(18,647)
Non-real estate depreciation	(1,183)		(1,091)
Preferred dividends and distributions	(17,636)		(13,530)

Funds from Operations contribution	65,946	28,584	54,835	34,299

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	24	223	796	124

(1)	The results of Cherry Creek Shopping Center are presented within the Consolidated Businesses for periods beginning January 1, 2006, as a result of the Company’s adoption of EITF 04-5. Results of Cherry Creek prior to 2006 are included within the Unconsolidated Joint Ventures. In addition, in 2006 the Company modified its income statement presentation for depreciation of center replacement assets, revenues and expense related to marketing and promotion services, and gains on land sales and interest income. As a result, certain reclassifications have been made to prior year amounts to conform to current year classifications.

(2)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(3)	Interest expense for the six months ended June 30, 2006 includes a $2.1 million charge representing the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend prior to their maturity date.

(4)	Included in depreciation and amortization of the Consolidated Businesses and Unconsolidated Joint Ventures (both at 100%) are $4.7 million and $2.1 million, respectively, of depreciation of center replacement assets for the six months ended June 30, 2006, and $5.0 million and $3.0 million, respectively, for the six months ended June 30, 2005.

(5)	Preferred dividends for the six months ended June 30, 2006 include charges of $4.0 million and $0.6 million incurred in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively.

(6)	In order to be comparable to 2006 amounts, EBITDA and FFO for the six months ended June 30, 2005 have been restated from amounts previously reported to include an add-back of depreciation of center replacement assets reimbursed in the period of acquisition. See Note 4 to Table 1 of this release.

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TAUBMAN CENTERS, INC.
Table 4 — Reconciliation of Net Income (Loss) Allocable to Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Periods Ended June 30, 2006 and 2005

(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date

	2006	2005	2006	2005

Net income (loss) allocable to common shareowners	(2,612)	(4,514)	2,819	(2,244)

Add (less) depreciation and amortization (1):
Consolidated businesses at 100%	33,315	33,570	66,704	63,069
Minority partners in consolidated joint ventures	(2,874)	(2,594)	(5,997)	(4,678)
Share of unconsolidated joint ventures	6,360	7,588	12,701	15,857
Non-real estate depreciation	(612)	(495)	(1,183)	(1,091)

Add minority interests:
Minority share of income of TRG	2,780	2,364	8,497	7,529
Distributions in excess of minority share of income of TRG	6,115	6,602	9,296	10,612
Distributions in excess of minority share of income of
consolidated joint ventures	2,938	41	1,693	80

Funds from Operations	45,410	42,562	94,530	89,134

TCO's average ownership percentage of TRG	65.1%	62.3%	64.7%	61.8%

Funds from Operations allocable to TCO	29,563	26,522	61,145	55,053

Funds from Operations (1) (2)	45,410	42,562	94,530	89,134

Charge upon redemption of Series A Preferred Stock	4,045		4,045
Charge upon redemption of Series I Preferred Stock	607		607
Write-off of financing costs			2,065

Adjusted Funds from Operations (2)	50,062	42,562	101,247	89,134

TCO's average ownership percentage of TRG	65.1%	62.3%	64.7%	61.8%

Adjusted Funds from Operations allocable to TCO (2)	32,591	26,522	65,500	55,053

(1)	Depreciation and amortization includes depreciation of center replacement assets recoverable from tenants, which were previously classified as recoverable expenses in the Company’s financial statements. TRG’s beneficial interest in these amounts are $3.8 million and $4.0 million for the three months ended June 30, 2006 and 2005, respectively, and $5.7 million and $6.4 million for the six months ended June 30, 2006 and 2005, respectively. In order to be comparable to 2006 amounts, 2005 amounts have been restated to include depreciation of center replacement assets that were reimbursed in the period of acquisition. See Note 4 to Table 1 of this release.

(2)	Adjusted FFO excludes the following unusual and/or nonrecurring items: charges of $4.0 million ($0.050 per share) and $0.6 million ($0.005 per share) incurred during the second quarter of 2006 in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively, and a $2.1 million ($0.025 per share) charge during the first quarter of 2006 in connection with the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend prior to their maturity date. The Company discloses this Adjusted FFO due to the significance and infrequent nature of the charges. Given the significance of the charges, the Company believes it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on the Company’s earnings measures. The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 — Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended June 30, 2006 and 2005

(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date

	2006	2005	2006	2005

Net income	7,791	1,636	19,225	10,056

Add (less) depreciation and amortization (1):
Consolidated businesses at 100%	33,315	33,570	66,704	63,069
Minority partners in consolidated joint ventures	(2,874)	(2,594)	(5,997)	(4,678)
Share of unconsolidated joint ventures	6,360	7,588	12,701	15,857

Add (less) preferred interests and interest expense:
Preferred distributions	615	615	1,230	1,230
Interest expense:
Consolidated businesses at 100%	31,871	26,492	66,154	52,032
Minority partners in consolidated joint ventures	(3,213)	(1,384)	(6,290)	(2,650)
Share of unconsolidated joint ventures	7,617	9,318	15,173	18,647

Add minority interests:
Minority share of income of TRG	2,780	2,364	8,497	7,529
Distributions in excess of minority share of income of TRG	6,115	6,602	9,296	10,612
Distributions in excess of minority share of income of
consolidated joint ventures	2,938	41	1,693	80

Beneficial Interest in EBITDA	93,315	84,248	188,386	171,784

TCO's average ownership percentage of TRG	65.1%	62.3%	64.7%	61.8%

Beneficial Interest in EBITDA allocable to TCO	60,749	52,498	121,875	106,125

(1)	Depreciation and amortization includes depreciation of center replacement assets recoverable from tenants, which were previously classified as recoverable expenses in the Company’s financial statements. In order to be comparable to 2006 amounts, 2005 amounts have been restated to include depreciation of center replacement assets that were reimbursed in the period of acquisition. See Note 4 to Table 1 of this release.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 — Balance Sheets
As of June 30, 2006 and December 31, 2005

(in thousands of dollars)

	As of

	June 30, 2006	December 31, 2005

Consolidated Balance Sheet of Taubman Centers, Inc. (1):

Assets:
Properties	3,311,749	3,081,324
Accumulated depreciation and amortization	(766,109)	(651,665)

	2,545,640	2,429,659
Investment in Unconsolidated Joint Ventures	109,316	106,117
Cash and cash equivalents	79,091	163,577
Accounts and notes receivable, net	32,821	41,717
Accounts and notes receivable from related parties	3,782	2,400
Deferred charges and other assets	101,910	54,110

	2,872,560	2,797,580

Liabilities:
Notes payable	2,377,494	2,089,948
Accounts payable and accrued liabilities	213,952	235,410
Dividends and distributions payable	16,099	15,819
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	94,078	101,028

	2,701,623	2,442,205

Preferred Equity of TRG	29,217	29,217

Shareowners' Equity:
Series A Cumulative Redeemable Preferred Stock		45
Series B Non-Participating Convertible Preferred Stock	28	29
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	528	519
Additional paid-in capital	580,326	739,090
Accumulated other comprehensive income (loss)	(5,144)	(9,051)
Dividends in excess of net income	(434,018)	(404,474)

	141,720	326,158

	2,872,560	2,797,580

Combined Balance Sheet of Unconsolidated Joint Ventures (2):

Assets:
Properties	922,456	1,076,743
Accumulated depreciation and amortization	(303,915)	(363,394)

	618,541	713,349
Cash and cash equivalents	28,283	33,498
Accounts and notes receivable	14,615	23,189
Deferred charges and other assets	17,189	24,458

	678,628	794,494

Liabilities:
Notes payable	820,420	999,545
Accounts payable and other liabilities	39,535	59,322

	859,955	1,058,867

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(138,269)	(170,124)
Accumulated deficiency in assets - Joint Venture Partners	(40,226)	(91,179)
Accumulated other comprehensive income (loss) - TRG	(2,242)	(2,430)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(590)	(640)

	(181,327)	(264,373)

	678,628	794,494

(1)	The June 30, 2006 balance sheet amounts include Cherry Creek Shopping Center, which the Company began consolidating upon the adoption of EITF 04-5 on January 1, 2006. The effect of adopting EITF 04-5 on the January 1, 2006 balance sheet was an increase in assets of approximately $128 million and liabilities of approximately $180 million, and a $52 million reduction of additional paid-in capital, representing the cumulative effect of change in accounting principle.

(2)	Amounts exclude The Pier at Caesars, which TRG made a $4 million contribution to in January 2005. Amounts as of June 30, 2006 also exclude Cherry Creek Shopping Center, which the Company began consolidating upon the adoption of EITF 04-5.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 — 2006 Earnings Guidance

(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended December 31, 2006 Before Equity and Financing Costs		Equity and Financing Costs (1)	Range for Year Ended December 31, 2006

Guidance for Funds from Operations
per common share	2.52	2.57	(0.09)	2.43	2.48

Real estate depreciation - TRG	(1.68)	(1.59)		(1.68)	(1.59)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)		(0.13)	(0.13)

Distributions in excess of earnings allocable
to minority interest	(0.21)	(0.13)	(0.05)	(0.26)	(0.19)

Guidance for net income (loss) allocable
to common shareholders, per common share	0.51	0.72	(0.15)	0.36	0.57

(1)	The Company recognized a charge of $2.1 million during the first quarter of 2006 in connection with the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend. The Company also recognized charges of $4.7 million during the second quarter of 2006 in connection with the redemption of the Series A and Series I Preferred Stock. The Company expects to recognize a charge of $1.0 million during the third quarter of 2006 in connection with the write-off of financing costs related to the pay-off of the loan on Dolphin Mall, when it becomes prepayable in August 2006.